Ciena Corporation,
as Issuer,
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
INDENTURE
Dated as of December 27, 2012
4.0% Convertible Senior Notes due 2020

101415286.4

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions 1

Section 1.02.	Incorporation by Reference of Trust Indenture Act 9

Section 1.03.	Rules of Construction 9
ARTICLE 2
THE NOTES

Section 2.01.	Form, Dating and Terms 10

Section 2.02.	Execution and Authentication 12

Section 2.03.	Registrar, Conversion Agent and Paying Agent 13

Section 2.04.	Conversion Agent and Paying Agent to Hold Money and Securities in Trust 13

Section 2.05.	Holder Lists 14

Section 2.06.	Transfer and Exchange; Restrictions on Transfer 14

Section 2.07.	Mutilated, Destroyed, Lost or Stolen Notes 16

Section 2.08.	Cancellation 17

Section 2.09.	Payment of Interest; Defaulted Interest 17

Section 2.10.	[Reserved] 18

Section 2.11.	Computation of Interest 18

Section 2.12.	Accretion 18

Section 2.13.	CUSIP Numbers 18

Section 2.14.	Calculations in Respect of the Notes 18
ARTICLE 3
COVENANTS

Section 3.01.	Payment of Notes 18

Section 3.02.	Maintenance of Office or Agency 19

Section 3.03.	Compliance Certificate 19

Section 3.04.	Reservation of Common Stock 19

Section 3.05.	Issuance of Shares 19

Section 3.06.	Transfer Taxes 20

Section 3.07.	Reports 20
ARTICLE 4
SUCCESSORS

Section 4.01.	Merger, Consolidation, or Sale of Assets 20

Section 4.02.	Successor Corporation Substituted 21
ARTICLE 5
[RESERVED]
ARTICLE 6
CONVERSION OF NOTES

Section 6.01.	Conversion Right and Conversion Rate 21

Section 6.02.	Conversion Consideration 21

Section 6.03.	Exercise of Conversion Right 21

Section 6.04.	Fractions of Shares 23

Section 6.05.	Adjustment of Conversion Rate 23

101415286.4

Section 6.06.	Notice of Adjustments of Conversion Rate 30

Section 6.07.	Cancellation of Converted Notes 31

Section 6.08.	Provision in Case of Consolidation, Merger or Sale of Assets 31

Section 6.09.	Rights Issued in Respect of Common Stock 31

Section 6.10.	Responsibility of Trustee and Conversion Agent for Conversion Provisions 32

Section 6.11.	Issuer’s Conversion Option 32
ARTICLE 7
DEFAULTS AND REMEDIES

Section 7.01.	Events of Default 35

Section 7.02.	Acceleration 36

Section 7.03.	Other Remedies 37

Section 7.04.	Waiver of Past Defaults 37

Section 7.05.	Control by Majority 38

Section 7.06.	Limitation on Suits 38

Section 7.07.	Rights of Holders of Notes to Receive Payment or Effect Conversion 38

Section 7.08.	Collection Suit by Trustee 38

Section 7.09.	Trustee May File Proofs of Claim 38

Section 7.10.	Priorities 39

Section 7.11.	Undertaking for Costs 39
ARTICLE 8
TRUSTEE

Section 8.01.	Duties of Trustee 39

Section 8.02.	Rights of Trustee 40

Section 8.03.	Individual Rights of Trustee 41

Section 8.04.	Trustee’s Disclaimer 42

Section 8.05.	Notice of Defaults 42

Section 8.06.	Reports by Trustee to Holders 42

Section 8.07.	Compensation and Indemnity 42

Section 8.08.	Replacement of Trustee 42

Section 8.09.	Successor Trustee by Merger 43

Section 8.10.	Eligibility; Disqualification 43

Section 8.11.	Preferential Collection of Claims Against Company 44
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 9.01.	Satisfaction and Discharge of Indenture 44

Section 9.02.	Application of Funds or Securities Deposited for Payment of Notes 44

Section 9.03.	Repayment by Trustee, Paying Agent or Conversion Agent 44
ARTICLE 10
SUPPLEMENTAL INDENTURES AND AMENDMENTS

Section 10.01.	Without Consent of Holders 45

Section 10.02.	With Consent of Holders 45

Section 10.03.	Execution of Supplemental Indentures, Agreements and Waivers 46

Section 10.04.	Effect of Supplemental Indentures 46

Section 10.05.	[Reserved] 46

Section 10.06.	Reference in Notes to Supplemental Indentures 46

Section 10.07.	Revocation and Effect of Consents and Waivers 46

Section 10.08.	Notation on or Exchange of Notes 47

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ARTICLE 11
OFFER TO REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 11.01.	Purchase of Notes at Option of Holder Upon a Fundamental Change 47

Section 11.02.	Fundamental Change Repurchase Right Notice 48

Section 11.03.	Fundamental Change Repurchase Notice 48

Section 11.04.	Effect of Purchase of Notes Upon a Fundamental Change 49

Section 11.05.	Covenant to Comply with Securities Laws Upon Purchase of Notes 49

Section 11.06.	Covenants of Company and Paying Agent Upon Purchase of Notes 49

Section 11.07.	Withdrawal of Fundamental Change Repurchase Notice and Effect Thereof 49

Section 11.08.	Covenants of Trustee Upon Purchase of Notes 50
ARTICLE 12
MISCELLANEOUS

Section 12.01.	Purchase of Notes in Open Market 50

Section 12.02.	Notices 50

Section 12.03.	Communication by Holders with Other Holders 51

Section 12.04.	Certificate and Opinion as to Conditions Precedent 51

Section 12.05.	Statements Required in Certificate or Opinion 51

Section 12.06.	When Notes Disregarded 51

Section 12.07.	Rules by Trustee, Paying Agent and Registrar 51

Section 12.08.	Governing Law 51

Section 12.09.	No Recourse Against Others 51

Section 12.10.	Successors 52

Section 12.11.	Multiple Originals 52

Section 12.12.	Force Majeure 52

Section 12.13.	Not Responsible for Recitals or Issuance of Notes 52

Section 12.14.	Waiver of Jury Trial 52

EXHIBITS
EXHIBIT A    Form of Note
EXHIBIT B    Form of Conversion Notice
EXHIBIT C    Form of Fundamental Change Repurchase Notice

iii

INDENTURE, dated as of December 27, 2012 (this “Indenture”), between Ciena Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), as issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), as trustee.
RECITALS OF THE COMPANY
The Company is entering into this Indenture to issue its 4.0% Convertible Senior Notes due 2020, convertible into common stock, par value $0.01 per share, of the Company (the “Notes”).
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of an unlimited principal amount of the Notes.
All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of each of the Company and the Trustee in accordance with the terms hereof.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:
Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.    Definitions.
“Accreted Principal Amount” means the Original Principal Amount plus the principal accreted thereon pursuant to Section 2.12.
“Additional Interest” means all amounts, if any, payable pursuant to Section 7.01.
“Additional Notes” means additional Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.
“Additional Shares” means additional shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant to an adjustment of the Conversion Rate upon either (i) the occurrence of a Make-whole Fundamental Change or (ii) the Company’s exercise of its right to the Issuer’s Conversion Option pursuant to Section 6.11. The number of Additional Shares shall be determined based on either (i) the Effective Date of the Make-whole Fundamental Change and the Stock Price in such Make-whole Fundamental Change transaction or (ii) the Issuer’s Conversion Date and the Stock Price with respect to such Issuer’s Conversion Option, all in accordance with Section 6.05(e) or Section 6.11(b), as applicable.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person. Notwithstanding the foregoing, for the purpose of Section 2.06(e), “Affiliate” has the meaning set forth in Rule 144 under the Securities Act.
“Agent” means any Authenticating Agent, Registrar, co-registrar, Paying Agent, additional paying agent or Conversion Agent.

101415286.4

“Agent Members” has the meaning set forth in Section 2.01(e)(ii).
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in, or any repurchase or conversion of, any Global Note, the rules and procedures of the Depositary that apply to such transfer, exchange, repurchase or conversion.
“Authenticating Agent” has the meaning set forth in Section 2.02.
“Bankruptcy Law” means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficial Ownership” and “Beneficially Owns” have a corresponding meaning.
“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.
“close of business” means 5:00 p.m., New York City time.
“Closing Date” means December 27, 2012.
“Closing Sale Price” means, with respect to the Common Stock or any other security for which a Closing Sale Price must be determined, on any date, the last reported closing price per share of Common Stock or unit of such security (or, if no last closing price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such security is then listed or, if the Common Stock or such security is not listed on a U.S. national or regional exchange, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant dates as reported by the Pink OTC Markets Inc. or any similar U.S. system of automated dissemination of quotations of securities prices. If the Common Stock or such security is not so traded, the “Closing Sale Price” will be the price as reported on the principal other market on which the Common Stock or such security is then traded. In the absence of such quotations, the Company’s Board of Directors will make a good faith determination of the Closing Sale Price.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture, subject to any transaction described in Section 6.08, in which case all references to Common Stock in this Indenture shall thereafter be references to Reference Property.
“Company” means Ciena Corporation, a corporation incorporated under the laws of Delaware, and, subject to Article IV, its successors and assigns.
“Company Order” has the meaning set forth in Section 2.02.
“Conversion Agent” means the office or agency designated by the Company where Notes may be presented for conversion, initially the Trustee.
“Conversion Date” has the meaning set forth in Section 6.03(a).
“Conversion Notice” has the meaning set forth in Section 6.03(a).
“Conversion Price” shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent).
“Conversion Rate” has the meaning set forth in Section 6.01(c), subject to adjustment as provided in this Indenture.
“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th Fl., Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Current Market Price” as of any date means:
(1)    for the purpose of any computation under Section 6.05(a) (except for clauses (v), (vi) and (viii) thereof), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the earlier of the record date or the ex-dividend date for the event triggering such adjustment;
(2)    for the purpose of any computation under Section 6.05(a)(v), the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days following, and including the ex-dividend date for the related Spin-Off;
(3)    for the purpose of any computation under Section 6.05(a)(vi), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend date for the related cash distribution; and
(4)    for the purpose of any computation under Section 6.05(a)(viii) (including Market Capitalization), the average of the Closing Sale Prices for the five consecutive Trading Days beginning on the Trading Day immediately following the date of the repurchase triggering the adjustment.
“Default” means an event that is, or after notice or passage of time, or both, would be an Event of Default with respect to the Notes.

“Defaulted Interest” has the meaning set forth in Section 2.09.
“Definitive Notes” means the Notes that are in registered definitive form.
“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.
“Distributed Assets” has the meaning set forth in Section 6.05(a)(iv).
“Effective Date” means (i) with respect to a Make-whole Fundamental Change, the date on which a Make-whole Fundamental Change becomes effective or (ii) with respect to an Issuer’s Conversion Option, the Issuer’s Conversion Date.
“Eligible Market” shall have the meaning specified in Section 6.11(d).
“Equity Conditions” shall have the meaning specified in Section 6.11(d).
“Equity Conditions Measuring Period” shall have the meaning specified in Section 6.11(d).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Event of Default” means any event or condition specified as such in Section 7.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“ex-dividend date” when used with respect to any issuance or distribution shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to the buyer.
“Expiration Date” has the meaning set forth in Section 6.05(a)(vii).
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company.
“Five-Day VWAP” means the arithmetic average of the Volume Weighted Average Price for the five consecutive Trading Days ending two Trading Days prior to the Issuer’s Conversion Date.
“Fundamental Change” means the occurrence at the time after the Notes are originally issued of any of the following:
(1)    the Common Stock (or other Reference Property into which the Notes are convertible) is neither traded on The NASDAQ Global Select Market, The NASDAQ Global Market, the New York Stock Exchange or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States; or
(2)    any Person acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; or

(3)    the Company merges or consolidates with or into any other Person (other than a Subsidiary of the Company), another Person (other than a Subsidiary of the Company) merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, other than any transaction:
(a)that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or
(b)    pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after such transaction; or
(c)    which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity.
For purposes of this definition, “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
“Fundamental Change Notice” has the meaning set forth in Section 11.01(c).
“Fundamental Change Repurchase Date” has the meaning set forth in Section 11.01(a).
“Fundamental Change Repurchase Notice” has the meaning set forth in Section 11.03.
“Fundamental Change Repurchase Price” has the meaning set forth in Section 11.01(a).
“Fundamental Change Repurchase Right Notice” has the meaning set forth in Section 11.02.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.
“Global Notes” means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a Depositary.
“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.
“Holder” means a Person in whose name a Note is registered.
“Indebtedness” of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.
“Indenture” means this Indenture as amended or supplemented from time to time, including, for all purposes of this instrument and any supplemental indenture or amendment hereto, the provisions of the TIA, to the extent applicable, that are deemed to be a part of and govern this instrument and any such supplemental indenture or amendment, respectively.
“Initial Notes” means the $187,500,000 aggregate Original Principal Amount of Notes issued under this Indenture on the Closing Date.
“Interest Payment Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.
“Issuer’s Conversion Option” shall have the meaning specified in Section 6.11(a).
“Issuer’s Conversion Date” shall have the meaning specified in Section 6.11(c).
“Issuer’s Conversion Notice” shall have the meaning specified in Section 6.11(c).
“Issuer’s Conversion Notice Date” shall have the meaning specified in Section 6.11(c).
“Issuer’s Conversion Price” shall have the meaning specified in Section 6.11(a).
“Lien” means any security interest, pledge, lien or other encumbrance.
“Make-whole Fundamental Change” has the meaning set forth in Section 6.05(e).
“Market Capitalization” means the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock then outstanding on the date of the repurchase of Common Stock triggering the adjustment set forth in Section 6.05(a)(viii) hereof immediately prior to such repurchase.
“Note” or “Notes” has the meaning stated in the first recital of this Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s). The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Note Register” has the meaning set forth in Section 2.03.
“Notes Custodian” means the Trustee or any Person appointed by the Trustee to act as custodian of Global Notes for the Depositary.
“Officer” means an Executive Chairman of the Board, an Executive Vice President, a Senior Vice President, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company.
“Officers’ Certificate” means a certificate in a form reasonably acceptable to the Trustee and signed by any two Officers of the Company. Each such certificate shall include the statements provided for in Section 12.05, if and to the extent required by the provisions of Section 12.04.
“opening of business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel; provided, however, that counsel that is an employee of, or counsel to, the Company shall be acceptable to the

Trustee. Each such opinion shall include the statements provided for in Section 12.05, if and to the extent required by the provisions of Section 12.04.

“Original Principal Amount” means (a) with respect to the Initial Notes issued on the Closing Date, $187,500,000 and (b) with respect to Additional Notes, if any, the principal amount of such Additional Notes on the face of such Notes on their date of issuance.
“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including Notes converted and cancelled pursuant to this Indenture);
(2)    Notes for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; and
(3)    Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite Accreted Principal Amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by, held by or for the account of the Company, or any other obligor on the Notes or any Affiliate of the Company or such obligor, and subject to the provisions of Section 8.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.
“Paying Agent” means the office or agency designated by the Company where Notes may be presented for payment, initially the Trustee.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“protected purchaser” has the meaning set forth in Section 2.07.
“Record Date Period” means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Reference Property” has the meaning set forth in Section 6.08.
“Registrar” means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially the Trustee.
“Regular Record Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.
“Reporting Default” has the meaning set forth in Section 7.01.
“Repurchase Premium” has the meaning set forth in Section 6.05(a)(viii).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note that is subject to resale restrictions pursuant to the Securities Act.
“Restricted Global Note” means a Global Note that is subject to resale restrictions pursuant to the Securities Act.
“Restricted Note” means a Restricted Definitive Note and a Restricted Global Note.
“Restricted Securities” shall have the meaning set forth in Section 2.06(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement” has the meaning set forth in Section 6.03(c).
“Special Interest Payment Date” has the meaning set forth in Section 2.09(a).
“Special Record Date” has the meaning set forth in Section 2.09(a).
“Spin-off” has the meaning set forth in Section 6.05(a)(v).
“Stated Maturity,” when used with respect to the Notes, means December 15, 2020.
“Stock Price” means, (i) with respect to a Make-whole Fundamental Change, the price paid per share of Common Stock in such Make-whole Fundamental Change; provided that (1) if holders of Common Stock receive only cash in such Make-whole Fundamental Change, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Make-whole Fundamental Change, the Stock Price will be the average of the Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Make-whole Fundamental Change and (ii) with respect to an Issuer’s Conversion Option, the Five-Day VWAP.
“Subsidiary” means any corporation or other business entity of which at least a majority of the outstanding stock or membership or other interest, as the case may be, having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of such corporation or business entity or otherwise direct the business and affairs of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.
“Trading Day” means a day during which trading in securities generally occurs on The NASDAQ Global Select Market, or, if the Common Stock is not then traded on The NASDAQ Global Select Market, then on The New York Stock Exchange, The NASDAQ Global Market or another national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded or quoted. If the Common Stock is not so listed, traded or quoted, then “Trading Day” shall have the same meaning as “Business Day.”
“transfer” shall have the meaning set forth in Section 2.06(c).
“Trigger Event” has the meaning set forth in Section 6.05(a)(iv).
“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article VIII, shall also include any successor trustee.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time in the State of New York.
“Unrestricted Definitive Note” means a Definitive Note that is not subject to resale restrictions pursuant to the Securities Act.
“Unrestricted Global Note” means a Global Note that is not subject to resale restrictions pursuant to the Securities Act.
“Unrestricted Note” means an Unrestricted Definitive Note or an Unrestricted Global Note.
“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page CIEN <equity> VWAP in respect of the period from the scheduled open of trading until the scheduled closing of trading of the primary trading session on such Trading Day. If such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company.
Section 1.02.    Incorporation by Reference of Trust Indenture Act.
This Indenture is not qualified under the TIA. To the extent applicable, the following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
Section 1.03.    Rules of Construction. Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural and words in the plural include the singular;
(5)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(6)    the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;
(7)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(8)    all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;
(9)    the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;
(10)    references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder;
(11)    any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated; and
(12)    all references to “interest” shall be deemed to include Additional Interest, if any, payable pursuant to Section 7.01.
ARTICLE 2
THE NOTES
Section 2.01.    Form, Dating and Terms.
(a)    The Notes shall be known and designated as 4.0% Convertible Senior Notes due 2020. Pursuant to the provisions of Article VI, the Notes shall be convertible into Common Stock. Subject to the terms of this Indenture the Company may, at its option, without consent from the Holders, issue an unlimited principal amount of Additional Notes from time to time in the future with the same terms as the Initial Notes other than with respect to (i) the date of issuance, (ii) the issue price and (iii) if applicable, the existence of resale restrictions pursuant to the Securities Act; provided that no Additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as the Initial Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with the Initial Notes for U.S. federal tax purposes . For all purposes under this Indenture, the term “Notes” shall include the Initial Notes and any such Additional Notes issued after the date of this Indenture.
Notes may be authenticated and delivered upon registration or transfer of, or in lieu of, other Notes pursuant to Section 2.06, 2.07 or 10.08, and as otherwise expressly set forth herein.
The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in New York City, which shall initially be the Trustee as set forth in Section 2.03. At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address as shall appear on the Note Register; provided that Notes represented by a Global Note will be paid by wire transfer of immediately available funds to the accounts specified by the Depositary in accordance with the settlement procedures of the Depositary, and all other Notes with an aggregate Original Principal Amount in excess of $2.0 million will be paid by wire transfer of immediately available funds if the Holders have provided wire transfer instructions at least 10 Business Days prior to the payment date to the Company or the Paying Agent. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day. The payment made on the next succeeding Business Day shall be treated as though it were paid on the original due date and no interest shall accrue for the intervening period.
(b)    The Notes shall be initially issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Original Principal Amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided. In addition, principal shall accrete on the Original Principal Amount of the Global Notes pursuant to Section 2.12.
(c)    The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 Original Principal Amount or in integral multiples of $1,000 in excess thereof.
(d)    Each Global Note shall bear the following legend:
“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(e)    The following book-entry provisions shall apply to Global Notes deposited with the Notes Custodian:
(i)    Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (y) be delivered to the Notes Custodian.
(ii)    Except as provided herein, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Beneficial Owner of an interest in any Global Note.
(iii)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.
(iv)    In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.01(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate Original Principal Amount of Definitive Notes of authorized denominations. The Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Notes may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
(v)    Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
(f)    Owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes; provided, however, Definitive Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, or (iii) an Event of Default has occurred and is continuing and the Trustee or the Holders of a majority of the aggregate Original Principal Amount of the outstanding Notes have requested such exchange. The Company shall promptly deliver a copy of any notice referred to in the foregoing sentence to the Trustee.
Section 2.02.    Execution and Authentication.
An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (a “Company Order”), authenticate Notes, including any Additional Notes, in an unlimited aggregate principal amount, subject to the provisions of this Indenture. Each Company Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of such Notes and if such Notes are Restricted Notes or Unrestricted Notes.
The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.
In case the Company pursuant to Article 4 shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like Original Principal Amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
Section 2.03.    Registrar, Conversion Agent and Paying Agent.
The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional conversion agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.
The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.
The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and such agreement is delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i)

above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
Section 2.04.    Conversion Agent and Paying Agent to Hold Money and Securities in Trust.
Except as otherwise provided herein, on or prior to 10:00 a.m. (New York City time) on each due date of payment or settlement date of conversion in respect of any Note, the Company shall deposit with the Paying Agent or Conversion Agent, as applicable, a sum of money (in immediately available funds) and any property due upon conversion sufficient to make such payments or conversion when due. The Company shall require each Paying Agent or Conversion Agent (other than the Trustee) to agree in writing that such Paying Agent or Conversion Agent shall hold in trust for the benefit of Holders or the Trustee all money or property held by such Paying Agent or Conversion Agent for the payment of principal of, interest on, and other payments and conversion in respect of the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment or conversion. If the Company or a Subsidiary acts as Paying Agent or Conversion Agent, it shall segregate the money or property held by it as Paying Agent or Conversion Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent or Conversion Agent (other than the Trustee) to pay all money or property held by it to the Trustee and to account for any funds disbursed by such Paying Agent or Conversion Agent. Upon complying with this Section 2.04, the Paying Agent or Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money or property delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent and Conversion Agent for the Notes.
Section 2.05.    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).
Section 2.06.    Transfer and Exchange; Restrictions on Transfer.
(a)    The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06 until the Notes have matured and been paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during regular business hours upon the giving of reasonable prior written notice to the Registrar.
(b)    The following obligations with respect to transfers and exchanges of Notes shall apply:
(i)    To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall upon receipt of a Company Order, authenticate Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.06).
(iii)    Except as provided herein, prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(c)    All of the Initial Notes issued on the Closing Date are being offered and sold in reliance on Section 4(a)(2) of the Securities Act and such Notes shall be issued in the form of an Unrestricted Global Security. Every Additional Note that is a Restricted Note (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(d), collectively, as used in this Section 2.06(c), the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(c) and Section 2.06(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.
Until the 365th day following the original issuance of any Additional Notes that are Restricted Notes, any certificate evidencing those Additional Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(d), if applicable) shall bear the legend in substantially the following form as set out in this Section 2.06(c), unless such Additional Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Unrestricted Note or Notes, of like tenor and aggregate Original Principal Amount, which shall not bear the restrictive legend required by this Section 2.06(c).
(d)    Until the 365th day following the original issuance of any Additional Notes that are Restricted Notes, any stock certificate representing Common Stock issued upon conversion of any such Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Unrestricted Notes, or such Common Stock has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(d).
(e)    Any Note, or Common Stock issued upon the conversion of a Note, that is repurchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, not constituting “restricted securities” within the meaning of Rule 144 under the Securities Act.

Section 2.07.    Mutilated, Destroyed, Lost or Stolen Notes.
If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to compliance with the provisions of the next sentence of this Section 2.07, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. In the absence of notice to the Company, the Trustee, Paying Agent, Conversion Agent or Registrar that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Original Principal Amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become due and payable at the Stated Maturity, upon a Fundamental Change Repurchase Date with respect to a repurchase upon a Fundamental Change, the Company in its discretion, may instead of issuing a new Note, pay the amount due and payable with respect to such Note.
Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys’ fees and expenses and the fees and expenses of the Trustee) in connection therewith.
Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08.    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and dispose of them in accordance with its customary procedures and upon written request of the Company shall return to the Company all Notes surrendered for registration of transfer, exchange, payment, purchase, conversion or cancellation. All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.
At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, paid, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, paid, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

Section 2.09.    Payment of Interest; Defaulted Interest.
Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.03.
Any interest on any Note that is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election, as provided in clause (a) or (b) below:
(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and the Company shall make arrangements reasonably satisfactory to the Trustee to deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor, which notice shall be prepared by the Company and shall be in a form reasonably acceptable to the Trustee, to be given in the manner provided for in Section 12.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.
Section 2.10.    [Reserved].
Section 2.11.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 2.12.    Accretion
Commencing on the Closing Date, the principal amount of the Notes shall accrete at a rate, compounded semi-annually, equal to 1.85% per annum. Schedule I hereto sets forth the Accreted Principal Amounts per $1,000

Original Principal Amount of Notes as of specified dates during the period from the Closing Date through the Maturity Date.
Section 2.13.    CUSIP Numbers.
The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
Section 2.14.    Calculations in Respect of the Notes.
The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the Accreted Principal Amount of the Notes, any accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee, subject to Sections 8.01 and 8.02, shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.
ARTICLE 3
COVENANTS
Section 3.01.    Payment of Notes.
The Company will pay or cause to be paid the principal of and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.
The Company will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 3.02.    Maintenance of Office or Agency.
The Company will maintain in the Borough of Manhattan, New York City, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.
Section 3.03.    Compliance Certificate.
The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signatories of which shall be the chief executive officer, chief financial officer or chief accounting officer of the Company, stating that in the course of the performance by the signer of his or her duties as an Officer of the Company, he or she would normally have knowledge of any Default and whether or not such signer knows of any Default that occurred during such period. If such signer does have knowledge of a Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with § 314(a)(4) of the TIA.
The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action that the Company is taking or proposes to take with respect thereto.
Section 3.04.    Reservation of Common Stock.
The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.
Section 3.05.    Issuance of Shares.
All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Lien or adverse claim.
Section 3.06.    Transfer Taxes.
If a Holder converts Notes for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
Section 3.07.    Reports.
(a)    So long as any Notes are Outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders of the Notes within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports shall be required to be furnished to the Trustee. Documents filed by the Company with the Commission via the EDGAR system shall be deemed furnished to the Trustee and the Holders of the Notes as of the time such documents are filed via EDGAR.

(b)    In addition, if at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to Holders, Beneficial Owners and prospective purchasers of the Notes or shares issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
ARTICLE 4
SUCCESSORS
Section 4.01.    Merger, Consolidation, or Sale of Assets.
The Company shall not, directly or indirectly, consolidate with or merge into any other Person in a transaction in which the Company is not the surviving corporation or convey, transfer or lease the properties and assets of the Company substantially as an entirety to any successor Person, unless:
(a)    the successor Person, if any, is:
(i)    a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and
(ii)    such Person assumes the Company’s obligations on the Notes and under this Indenture pursuant to agreements reasonably satisfactory in form and substance to the Trustee;
(b)    immediately after giving effect to the transaction, no Default or Event of Default will have occurred and be continuing; and
(c)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 4 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
Section 4.02.    Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 4.01 hereof, the successor Person formed by such consolidation with or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.
ARTICLE 5
[RESERVED]
ARTICLE 6
CONVERSION OF NOTES
Section 6.01.    Conversion Right and Conversion Rate.
(a)    Subject to and upon compliance with the provisions of this Article VI, at the option of the Holder thereof, at any time prior to the close of business on the date of Stated Maturity, unless earlier repurchased, any portion of the Original Principal Amount of any Note that is an integral multiple of $1,000 (provided that the

Original Principal Amount of such Note to remain Outstanding after such conversion is equal to $2,000 or any integral multiple of $1,000 in excess thereof) may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion.
(b)    If any Holder has submitted Notes for repurchase upon a Fundamental Change in accordance with Article 11 hereof, such Notes submitted for repurchase may be converted only if such Holder withdraws the election for repurchase in accordance with Section 11.07 hereof.
(c)    The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 49.0557 shares of Common Stock for each $1,000 Original Principal Amount of Notes. The Conversion Rate will be adjusted under the circumstances provided in Section 6.05 and Section 6.11. All calculations under this Article shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.
Section 6.02.    Conversion Consideration.
(f)    Upon surrendering any Notes for conversion, the Holder of such Notes shall receive, in respect of each $1,000 Original Principal Amount of Notes, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date plus cash, if any, in payment of fractional shares or amounts in lieu of any Additional Shares.
(g)    When a Holder receives Common Stock upon conversion of Notes, such Holder will also receive any rights under any stockholder rights plan that the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.
Section 6.03.    Exercise of Conversion Right.
(a)    Except for Notes converted at the option of the Company pursuant to Section 6.11, in order to exercise the conversion right:
(v)    the Holder of any Definitive Note to be converted must: (i) complete and manually sign a notice of conversion substantially in the form of Exhibit B hereto (the “Conversion Notice”); (ii) deliver the Conversion Notice and the Definitive Note to the Conversion Agent; and (iii) if required by the Company, the Trustee or the Conversion Agent, furnish appropriate endorsements and transfer documents; or
(vi)    the holder of beneficial interests in any Global Note to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 3.06 hereof and, if required pursuant to Section 6.03(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.
The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 6.03(a) or on which the Note of a Holder is converted at the option of the Company pursuant to Section 6.11, as applicable, shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article VI. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, if any, shall become irrevocable.

The Company shall deliver shares of Common Stock (and any cash in payment of fractional shares or amounts in lieu of any Additional Shares) deliverable upon conversion to the Conversion Agent no later than the third Business Day following the Conversion Date.
(b)    Each Definitive Note surrendered (in whole or in part), or beneficial interest in any Global Note surrendered to the Conversion Agent, for conversion during a Record Date Period shall be accompanied by payment by the Holder in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on the applicable Interest Payment Date on the Original Principal Amount of such Note (or part thereof, as the case may be) being surrendered for conversion; provided, however, that no such payment by the Holder need be made (i) if the Company has specified a Make-whole Fundamental Change Repurchase Date during such Record Date Period or on the corresponding Interest Payment Date; (ii) if the Company has specified an Issuer’s Conversion Date during such Record Date Period or on the corresponding Interest Payment Date; (iii) with respect to any Notes surrendered for conversion following the Regular Record Date for the payment of interest immediately preceding the Stated Maturity; or (iv) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
The interest payable by the Company on such Interest Payment Date with respect to any Note (or portion thereof, if applicable) that is surrendered for conversion during a Record Date Period shall be paid to the Holder of such Note as of such Regular Record Date in an amount equal to the interest that would have been payable on such Note if such Note had been converted as of the close of business on the applicable Interest Payment Date.
Except as provided in this Section 6.03(b), no cash payment or adjustment to the Conversion Rate shall be made upon any conversion on account of any interest accrued from the Interest Payment Date immediately prior to the Conversion Date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in accordance with Section 6.04, Section 6.05(e) and 6.11) into which a Note is convertible will be deemed to satisfy all of the Company’s obligations with respect to such Note through the Conversion Date. Accordingly, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.
(c)    Notes shall be deemed to have been converted immediately prior to the close of business on the relevant Conversion Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:
(i)    delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), certificates representing the number of shares of Common Stock issuable upon such conversion; or
(ii)    delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) such number of shares of Common Stock issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in cash, if any, as provided in Section 6.04, Section 6.05(e) and 6.11 (such delivery of shares and cash payment, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if the Holder exercising such conversion has specifically requested in writing that delivery be in certificates.
(d)    In the case of any Note that is converted in part only, upon such conversion the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate Original Principal Amount equal to the unconverted portion of the Original Principal Amount of such Note.

(e)    Notwithstanding anything to the contrary in this Indenture, (i) any Note for which a Holder has delivered an appropriate instruction form for conversion to the Depositary or a Conversion Notice pursuant to Section 6.03(a) on or after the date of mailing of an Issuer’s Conversion Notice will be converted pursuant to Section 6.11 and will not be voluntarily converted pursuant to Sections 6.01 and 6.03 and (ii) any Note for which a Holder has delivered an appropriate instruction form for conversion to the Depositary or a Conversion Notice pursuant to Section 6.03(a) prior to the date of mailing of an Issuer’s Conversion Notice will not be converted pursuant to Section 6.11 and will be voluntarily converted pursuant to Sections 6.01 and 6.03.
Section 6.04.    Fractions of Shares.
No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Original Principal Amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock (calculated to the nearest 1/10,000th of a share) that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash amount equal to the product of such fraction of a share and the Closing Sale Price on the Trading Day immediately preceding the Conversion Date.
Section 6.05.    Adjustment of Conversion Rate.
(c)    The Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:
(i)    Stock Dividends in Common Stock.
In case the Company shall pay or make a dividend or other distribution on shares of Common Stock, payable exclusively in shares of Common Stock, the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the opening of business on the day following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution by an adjustment factor equal to a fraction:
(A)    the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the record date fixed for such determination; and
(B)    the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such determination. If, after any such record date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
(ii)    Issuance of Rights or Warrants.
In case the Company shall issue to all or substantially all holders of its Common Stock rights or warrants that allow the holders to purchase or subscribe for shares of Common Stock for a period expiring within 60 days from the date of issuance of the rights or warrants at a price per share less than the Current Market Price on the record date fixed for the determination of stockholders entitled to receive such rights or warrants (other than (x) any rights or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person or (y) any rights or warrants are distributed to shareholders of the Company upon a merger or consolidation as set forth in Section 6.08 hereof, and taking into consideration in determining the price per share any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company), then the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the opening of business on the day following the record date fixed for such determination by an adjustment factor equal to a fraction:
(A)    the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the record date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and
(B)    the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the record date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the record date fixed for such determination. If, after any such record date fixed for determination, any such rights or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights or warrants expire, or the date the Company’s Board of Directors determines not to issue such rights or warrants, to the Conversion Rate that would have been in effect if the unexercised rights or warrants had never been granted or such determination date had not been fixed, as the case may be, and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.
(iii)    Stock Splits and Combinations.
(A)    In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; and (B) in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced; in each case, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, combination or reclassification becomes effective.
(iv)    Distribution of Indebtedness, Securities or Assets.
In case the Company shall distribute by dividend or otherwise to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or rights, options or warrants to purchase the Company’s securities (provided that if these rights are only exercisable upon the occurrence of a specified triggering event or events (“Trigger Event”), then the Conversion Rate will not be adjusted until the Trigger Events occur, and any shares of Common Stock delivered upon conversion of the Notes at any time following distribution of such rights but prior to the expiration thereof or the occurrence of a Trigger Event shall be accompanied by a corresponding amount of such rights or warrants), but excluding:
(A)    any dividends or distributions as to which an adjustment was effected pursuant to clause (i) of this Section 6.05(a);

(B)    any rights or warrants as to which an adjustment was effected pursuant to clause (ii) of this Section 6.05(a); and
(C)    any dividends or distributions paid exclusively in cash described in clause (vi) of this Section 6.05(a)
(the “Distributed Assets”), then (other than in the case as described in clause (v) of this Section 6.05(a)) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day following the record date fixed for the determination of stockholders entitled to receive such distribution by an adjustment factor equal to a fraction:
(A)    the numerator of which shall be the Current Market Price per share of Common Stock; and
(B)    the denominator of which shall be the Current Market Price per share of Common Stock on the record date fixed for such determination minus the Fair Market Value, as determined by the Company’s Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the record date fixed for the determination of stockholders entitled to receive such distribution. If after any such record date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.
Notwithstanding the foregoing, in cases where (A) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (B) the Current Market Price of the Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 6.05(a)(iv), Holders will receive upon conversion, in addition to shares of Common Stock, if any, the amount and kind of Distributed Assets such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date for such distribution.
(v)    Spin-Offs.
In case the Company shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit, which Capital Stock is or Equity Interests are traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The New York Stock Exchange or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (a “Spin-off”), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day following the record date fixed for the Spin-Off by an adjustment factor equal to a fraction:
(A)    the numerator of which is the Current Market Price of the Common Stock, plus the average of the Closing Sale Prices of the Capital Stock or similar Equity Interests distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Days immediately following, and including, the ex-dividend date for the Spin-Off; and
(B)    the denominator of which is the Current Market Price of the Common Stock.
The adjustment to the Conversion Rate pursuant to this Section 6.05(a)(v) shall be made after the opening of business on the day after the tenth Trading Day from, and including, the effective date of the Spin-Off, but shall be given effect as of immediately prior to the opening of business on the day following the record date fixed for the Spin-Off; provided that the Company may delay delivery of any incremental shares of its Common Stock until the information required for the calculation set forth in this Section 6.05(a)(v) becomes available, if it is not available at the time at which Settlement of a given conversion is to occur.
(vi)    Cash Distributions.
In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day immediately following the record date fixed for determination of the stockholders entitled to receive such distribution by an adjustment factor equal to a fraction:
(A)    the numerator of which shall be equal to the Current Market Price; and
(B)    the denominator of which shall be equal to the Current Market Price minus the amount per share of such distribution, such adjustment to become effective immediately after the opening of business on the day immediately following the record date fixed for the determination of stockholders entitled to receive such distribution.
Notwithstanding the foregoing, in cases where (A) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock, or (B) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 6.05(a)(vi), Holders will receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date for such distribution.
(vii)    Tender or Exchange Offers.
In case the Company or any Subsidiary shall make a payment in respect of a tender offer or exchange offer for any portion of the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as the case may be, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to the opening of business on the Trading Day following the Expiration Date by an adjustment factor equal to a fraction:
(A)    the numerator of which shall be equal to the sum of (a) the Fair Market Value, as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive and described in a Board Resolution delivered to the Trustee and certified by the Secretary of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date; and
(B)    the denominator of which shall be equal to the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares, and (b) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date.
The adjustment pursuant to this clause (vii) will become effective immediately after the opening of business on the second Trading Day following the Expiration Date.

(viii)    Repurchases.
In case the Company or any of its Subsidiaries shall make a payment in respect of a repurchase of Common Stock the consideration for which exceeds the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date (such amount, the “Repurchase Premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or any Subsidiary involving a Repurchase Premium concluded within the preceding twelve months not triggering an adjustment to the Conversion Rate, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to the opening of business on the day immediately following the date of the repurchase triggering the adjustment by an adjustment factor equal to a fraction:
(A)    the numerator of which shall be equal to the Current Market Price of the Common Stock; and
(B)    the denominator of which shall be equal to (a) the Current Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day immediately following the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive;
provided that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided, further, that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made pursuant to this Section 6.05(a)(viii).
If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (vii) and clause (viii) of this Section 6.05(a), the provisions of Section 6.05(a)(viii) shall control.
The adjustment to the Conversion Rate pursuant to this Section 6.05(a)(viii) shall be made after the opening of business on the day after the fifth Trading Day beginning on the Trading Day following the date of the repurchase triggering the adjustment, but shall be given effect as of the close of business on the date of the repurchase triggering the adjustment.
If any distribution or transaction described in clauses (i) through (viii) of this Section 6.05(a) has not resulted in an adjustment to the Conversion Rate applicable to conversion of a given Note but the shares of the Common Stock deliverable in respect of such conversion are not entitled to participate in the relevant distribution or transaction (because such shares were not held on a related record date or otherwise), then the Company shall adjust the number of shares that it will deliver in respect of such conversion to reflect the relevant distribution or transaction.
If any provision of this Indenture requires the averaging or summation of Closing Sale Prices (including in connection with determining a Current Market Price) or any functions thereof over a span of multiple days, the Company’s Board of Directors shall make appropriate adjustments to such Closing Sale Prices or functions thereof or the Conversion Rate to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in which the ex-dividend date of the event occurs, at any time during the period over which such average or summation is to be calculated.
(d)    No Adjustment. For the avoidance of doubt, except as provided above no adjustment in the Conversion Rate shall be required:
(i)    upon the issuance of (A) any shares of Common Stock or (B) options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options,

warrants or other rights), in any transaction resulting in an exchange for Fair Market Value, including in connection with a reduction of indebtedness or liabilities of the Company or its Subsidiaries including, without limitation, upon the conversion of convertible securities of the Company outstanding on the date the Notes were issued or pursuant to settlements with respect to claims related to any governmental or private litigation, dispute, investigation, proceeding or other similar action;
(ii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan or similar arrangement providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan or arrangement;
(iii)    upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program or similar arrangement of, or assumed by, the Company or any of its Subsidiaries;
(iv)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this Section 6.05(b) and outstanding as of the date the Notes were first issued;
(v)    for a change in the par value of the Common Stock; or
(vi)    for accrued and unpaid interest, if any.
In addition, the Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. The Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustments, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes and (b) otherwise (1) five Business Days prior to the Stated Maturity of the Notes or (2) prior to any Conversion Date, unless such adjustment has already been made.
No adjustment will be made to the Conversion Rate or a Holder’s ability to convert the Notes if (i) such Holder otherwise participates (as a result of holding Notes) in a transaction that would otherwise trigger an adjustment pursuant to Section 6.05(a) without converting; or (ii) upon conversion, such Holder receives shares of Common Stock entitled to participate in the transaction that would otherwise trigger an adjustment as pursuant to Section 6.05(a).
(e)    Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 6.05, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.
(f)    Temporary Increase in Conversion Rate. To the extent permitted by applicable law and the rules of The NASDAQ Global Select Market and any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during such period, and the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 12.02, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)    Make-whole Fundamental Change Adjustment. In case of a Make-whole Fundamental Change, solely upon receipt by the Conversion Agent of any Holder’s Conversion Notice on or after the Effective Date of the Make-whole Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Notes surrendered for conversion by such Holder by the number of Additional Shares determined in accordance with this Section 6.05(e).
A “Make-whole Fundamental Change” means any transaction or event described in clause (2) or (3) of the definition of a Fundamental Change (including, for this purpose, any transaction or event described in clause (3) thereof as if such clause did not include clause (b) thereto), other than any such transaction or event pursuant to which at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of Capital Stock traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The New York Stock Exchange or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such Capital Stock and such other consideration received in connection with such transaction or transactions; provided, however, that prior to obtaining a shareholder approval for the issuance of such shares as set forth in this Section 6.05(e), a Make-whole Fundamental Change shall be deemed to have occurred only upon the occurrence of such transaction or event (regardless of whether any related transaction or event constitutes a Make-whole Fundamental Change) and if the Company or its Board of Directors approved such transaction or event or formally adopted a neutral position with respect thereto, without revoking or modifying such position prior to the effective date of such transaction or event. Unless the Company has obtained a shareholder approval for the issuance of such shares as set forth in this Section 6.05(e), neither the Company nor its Board of Directors will take any action to directly or indirectly facilitate or participate in any such transaction or event without formally approving it or adopting a neutral position with respect thereto. The number of Additional Shares will be determined by reference to the table below.
The following table sets forth the number of Additional Shares issuable per $1,000 initial Original Principal Amount of Notes as a result of a Make-whole Fundamental Change or an Issuer’s Conversion Option that occurs in the corresponding period:

Stock Price ($)
Effective Date	$15.33	$16.50	$19.00	$21.50	$24.00	$26.50	$29.00	$31.50	$34.00	$37.00	$40.00	$45.00	$55.00
December 27, 2012	16.1887	16.1887	16.1887	15.0373	12.5985	10.9594	9.4374	8.4237	7.5355	6.6957	5.9593	4.9865	3.5080
December 15, 2013	16.1887	16.1887	16.1887	13.7584	11.0237	9.5895	8.2577	7.3707	6.5936	5.8587	5.2144	4.3632	3.0695
December 15, 2014	16.1887	16.1887	16.1887	12.4795	9.4489	8.2196	7.0781	6.3178	5.6516	5.0218	4.4695	3.7399	2.6310
December 15, 2015	16.1887	16.1887	15.6520	11.2005	7.8741	6.8496	5.8984	5.2648	4.7097	4.1848	3.7246	3.1166	2.1925
December 15, 2016	16.1887	16.1887	14.9002	9.9216	6.2992	5.4797	4.7187	4.2118	3.7677	3.3478	2.9797	2.4933	1.7540
December 15, 2017	16.1887	16.1887	14.1484	8.6427	4.7244	4.1098	3.5390	3.1589	2.8258	2.5109	2.2347	1.8700	1.3155
December 15, 2018	16.1887	16.1887	13.3966	7.3637	3.1496	2.7399	2.3594	2.1059	1.8839	1.6739	1.4898	1.2466	0.8770
December 15, 2019	16.1887	16.1887	12.6447	6.0848	1.5748	1.3699	1.1797	1.0530	0.9419	0.8370	0.7449	0.6233	0.4385
December 15, 2020	16.1887	16.1887	11.8929	4.8059	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted in accordance with Section 6.05 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by an adjustment factor equal to a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 6.05 hereof.
The exact Stock Prices and Effective Dates may not be set forth on the table; in which case, if:
(C)    the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year;
(D)    the Stock Price is more than $55.00 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Make-whole Fundamental Change or in connection with an Issuer’s Conversion Option; and
(E)    the Stock Price is less than $15.33 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Make-whole Fundamental Change or in connection with an Issuer’s Conversion Option.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 65.2443 per $1,000 Original Principal Amount of the Notes, after giving effect to the increase in the Conversion Rate as set forth in Section 6.05(e) hereof, subject to the same adjustments as set forth in Section 6.05(a) hereof.
At the Company’s option, in lieu of increasing the Conversion Rate as described in this 6.05(e) in the event of a Make-whole Fundamental Change, the Company may elect to make a cash payment in respect of the Additional Shares. Such cash payment to any Holder electing to convert its Notes will be equal to the number of Additional Shares issuable upon conversion determined by reference to the table above multiplied by the Stock Price in respect of such Fundamental Change. Any such election by the Company will be disclosed in the Fundamental Change Repurchase Right Notice. Once this notice has been provided, the Company may not modify or withdraw its election.
Section 6.06.    Notice of Adjustments of Conversion Rate.
Whenever the Conversion Rate is adjusted pursuant to Section 6.05 hereof:
(a)    the Company shall compute the adjusted Conversion Rate in accordance with Section 6.05 hereof and shall prepare an Officer’s Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of Section 6.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be delivered to the Trustee and each Conversion Agent (which such certificates shall be conclusive absent manifest error); and
(b)    upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 12.02.
Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

Section 6.07.    Cancellation of Converted Notes.
All Definitive Notes delivered for conversion shall be delivered to the Conversion Agent or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Note, the Trustee or the Notes Custodian, at the direction of the Trustee, shall reduce the aggregate Original Principal Amount of Outstanding Notes represented by such Global Note to reflect the conversion pursuant to Section 2.01(b).
Section 6.08.    Provision in Case of Consolidation, Merger or Sale of Assets.
In the event of (i) any reclassification of the Common Stock (other than changes resulting from a subdivision or combination); (ii) any consolidation, merger or binding share exchange involving the Company; or (iii) any sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety; provided that in each case, holders of the Common Stock are entitled to receive cash, securities or other property for such holders’ shares of Common Stock (the “Reference Property”), the Company or the successor or the purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then Outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 6.01 to convert such Note only into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. For purposes of this Section 6.08, the kind and amount of consideration that a Holder would have been entitled to receive as a holder of the Common Stock in the case of reclassifications, consolidations, mergers, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the kind and amount of consideration received by the holders of the Common Stock that affirmatively make such an election. The above provisions of this Section 6.08 shall similarly apply to successive reclassifications, consolidations, mergers, share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note as provided in Section 12.02 promptly upon such execution. If the Notes become convertible into Reference Property, the Company shall notify the Trustee, issue a press release containing the relevant information and make the press release available on the Company’s website.
Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate and an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.
Section 6.09.    Rights Issued in Respect of Common Stock.
Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a Trigger Event:
(a)    are deemed to be transferred with such shares of Common Stock;
(b)    are not exercisable; and
(c)    are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 6.05(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 6.05(a), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.
Section 6.10.    Responsibility of Trustee and Conversion Agent for Conversion Provisions.
The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 6.
Section 6.11.    Issuer’s Conversion Option
(a)    The Company may, at its option, elect to convert the Notes in whole or in part (an “Issuer’s Conversion Option”) at any time if the Volume Weighted Average Price of the Common Stock has equaled or exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, ending within five Trading Days prior to the date of the Issuer’s Conversion Notice (the “Issuer’s Conversion Price”).
(b)    If the Company elects to exercise its Issuer’s Conversion Option on or prior to the Stated Maturity, the Company shall increase the Conversion Rate for the Notes so converted by the number of Additional Shares determined in accordance with the table set forth in Section 6.05(e).
At the Company’s option, in lieu of increasing the Conversion Rate as described in this 6.11 in the event of an Issuer’s Conversion Option, the Company may elect to make a cash payment in respect of the Additional Shares. Such cash payment to any Holder will be equal to the number of Additional Shares issuable upon such Issuer’s Conversion Option determined by reference to the table in Section 6.05(e) multiplied by the Stock Price in respect of such Issuer’s Conversion Option. Any such election by the Company will be disclosed in the Issuer’s Conversion Notice. Once this notice has been provided, the Company may not modify or withdraw its election.
(c)    If the Company elects to exercise its Issuer’s Conversion Option pursuant to Section 6.11(a), the Company or, at the written request and expense of the Company, the Trustee, shall mail or cause to be delivered to each Holder subject to such Issuer’s Conversion Option a notice (an “Issuer’s Conversion Notice”) of an Issuer’s Conversion Option not more than 30 Trading Days but not less than 10 Trading Days prior to the Issuer’s Conversion Date. If the Company gives such notice, it shall also deliver a copy of such Issuer’s Conversion Notice to the Trustee. If such notice is to be given by the Trustee, the Company shall prepare and provide the form and content of such Issuer’s Conversion Notice to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice. The Issuer’s Conversion Option will occur on a date (the “Issuer’s Conversion Date”)

selected by the Company that is not less than 10 Trading Days or more than 30 Trading Days after the date (the “Issuer’s Conversion Notice Date”) on which such Issuer’s Conversion Notice is mailed to such Holders in the manner herein provided.
Each Issuer’s Conversion Notice shall state:
(i)    the Issuer’s Conversion Notice Date;
(ii)    the aggregate Original Principal Amount of Notes to be converted;
(iii)    the CUSIP or similar number or numbers of the Notes being converted;
(iv)    the Issuer’s Conversion Date;
(v)    that on and after the Issuer’s Conversion Date interest on the Notes to be converted will cease to accrue and the Accreted Principal Amount shall cease to accrete;
(vi)    the name and address of each Paying Agent and Conversion Agent and the place or places where such Notes are to be surrendered for conversion;
(vii)    if any, the number of Additional Shares by which the Conversion Rate of the converted Notes shall be increased and whether the Company shall deliver cash in lieu of the Additional Shares as described in Section 6.11(b); and
(viii)    the Conversion Price then in effect.
(d)    Notwithstanding the foregoing, the Company may only exercise its Issuer’s Conversion Option pursuant to Section 6.11(a) if, as evidenced by an Officers’ Certificate, all of the conditions listed below (the “Equity Conditions”) are satisfied on each day during the period (x) commencing ten days prior to the date an Issuer’s Conversion Notice is mailed to Holders and (y) ending on the Issuer’s Conversion Date (the “Equity Conditions Measuring Period”). The Equity Conditions are as follows:
(i)    either (1) all shares of Common Stock issuable upon conversion of the Notes and held by a non-Affiliate of the Company shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (2) a shelf registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Notes has been filed by the Company and been declared effective by the SEC or is automatically effective and is available for use, and the Company expects such shelf registration statement to remain effective and available for use from the Issuer’s Conversion Notice Date until thirty (30) days following the Issuer’s Conversion Date;
(ii)    during the Equity Conditions Measuring Period, the Common Stock is listed or traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the New York Stock Exchange, or any of their respective successors (each, an “Eligible Market”) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;
(iii)    prior to the date of mailing of an Issuer’s Conversion Option, to the extent any Notes have been delivered to the Company for conversion in accordance with the terms of the Notes, the Company shall have delivered shares of Common Stock upon conversion of the Notes to the Holders in accordance with Section 6.02;

(iv)    any applicable shares of Common Stock to be issued upon conversion may be issued in full without violating the rules or regulations of The NASDAQ Global Select Market or any other applicable Eligible Market on which the Common Stock delivered upon conversion is then listed or trading; and
(v)    no Default or Event of Default under this Indenture shall have occurred and be continuing.
(e)    If fewer than all of the Notes are to be converted at the option of the Company, the Issuer’s Conversion Notice shall identify the Notes to be converted (including the CUSIP or similar number or numbers, if any). In case any Note is to be converted in part only, the Issuer’s Conversion Notice shall state the portion of the Original Principal Amount thereof to be converted and shall state that, on and after the Issuer’s Conversion Date, upon surrender of such Note, a new Note or Notes in Original Principal Amount equal to the unconverted portion thereof will be issued.
(f)    If the Company opts to convert less than all of the outstanding Notes, the Trustee shall (subject, in the case of conversion of any Global Note, to the Applicable Procedures) select or cause to be selected the Notes or portions thereof of the Global Notes or the Notes in certificated form to be converted (in Original Principal Amounts of $2,000 or an integral multiple of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. To the extent any Note or part thereof selected for Issuer’s Conversion Option is submitted for a voluntary conversion to be given effect pursuant to Section 6.03(e), the portion of such Note submitted for a voluntary conversion shall be deemed (so far as may be possible) to be from the portion selected for Issuer’s Conversion Option for all purposes hereof; provided, however that any such Note submitted for a voluntary conversion to be given effect pursuant to Section 6.03(e) shall be voluntarily converted pursuant to Section 6.01 and 6.03 hereof.
(g)    Each Holder of a Note, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Issuer’s Conversion Date in respect of the portion of its Notes subject to an Issuer’s Conversion Option: (i) surrendering the converted Note, or portion thereof, to the Conversion Agent, (ii) furnishing appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (iii) if the Note is held in book-entry form, completing and delivering to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs, and (iv) paying the funds, if any, required by Section 6.03(b) and, if required, all taxes or duties. In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Issuer’s Conversion Date, each Holder of a Note, by the Holder’s acceptance thereof, authorizes and directs the Company to take any action on the Holder’s behalf to effect the Issuer’s Conversion Option and appoints the Company such Holder’s attorney-in-fact for any and all such purposes. Such appointment as attorney-in-fact is coupled with an interest and is irrevocable so long as any Note is outstanding
Upon presentation of any Note converted in part only, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in Original Principal Amount equal to the unconverted portion of the Note or Notes so presented (subject to the Applicable Procedures of the Depositary in the case of Global Notes).
(h)    Upon conversion, interest on the Notes or portion of Notes so called for Issuer’s Conversion Option shall cease to accrue, and the Accreted Principal Amount shall cease to accrete, and such Notes shall cease to be entitled to any benefit under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to Section 6.02 and this Section 6.11.
(i)    The Trustee has no duty to verify whether the Equity Conditions have been satisfied and may conclusively rely on the Officer’s Certificate delivered in connection therewith.
(j)    If any of the provisions of this Section 6.11 are inconsistent with applicable law at the time of such Issuer’s Conversion Option, such law shall govern.

ARTICLE 7
DEFAULTS AND REMEDIES
Section 7.01.    Events of Default.
Each of the following is an “Event of Default”:
(vii)    a default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
(viii)    a default in the payment of all or any part of the Accreted Principal Amount of any of the Notes as and when the same shall become due and payable at Stated Maturity;
(ix)    a default on the part of the Company in the performance, or breach by the Company, of any other covenant or agreement on the part of the Company set forth in, or deemed to be incorporated by reference to the Trust Indenture Act into, the Notes or in this Indenture (other than a covenant or agreement in respect of which a default or breach by the Company is specifically dealt with in this Section 7.01), and continuance of such default or breach without cure or waiver for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in Original Principal Amount of the Notes at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied;
(x)    [Reserved];
(xi)    the Company fails to pay the Fundamental Change Repurchase Price of any Note when due (including, without limitation, on any Fundamental Change Repurchase Date);
(xii)    the Company fails to deliver shares of Common Stock and cash, if any, in payment of fractional shares or amounts in lieu of any Additional Shares upon conversion of Notes within the time period required by this Indenture;
(xiii)    the Company fails to timely provide the Fundamental Change Repurchase Right Notice, if required by this Indenture, if such failure continues for 30 days after notice to the Company of its failure to do so;
(xiv)    any indebtedness for money borrowed by the Company or any of its Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice specifying such failure and requiring the same to be remedied;
(xv)    a failure by the Company or any of its Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company) to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 60 days;
(xvi)    the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law:
(A)    commences a voluntary case,
(B)    consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a custodian of it or for all or substantially all of its property, or
(D)    makes a general assignment for the benefit of its creditors; and
(xvii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company or any of its Subsidiaries in an involuntary case;
(B)    appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or
(C)    orders the liquidation of the Company or any of its Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days.
Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 7.01(iii) relating to (x) any failure by the Company to comply with its reporting obligations to the Trustee and the Commission as set forth in Section 3.07 or (y) any failure by the Company to comply with the requirements of § 314(a)(1) of the TIA (each, a “Reporting Default”) shall, for the first 90 days after the occurrence of such Reporting Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at an annual rate equal to 0.25% of the Original Principal Amount of the Notes. In the event that the Company does not elect to pay the Additional Interest upon a Reporting Default in accordance with this paragraph, the Notes will be subject to acceleration as provided herein.
The Additional Interest will accrue on all Outstanding Notes from and including the date on which a Reporting Default first occurs up to but not including the 90th day thereafter (or such earlier date on which the Reporting Default shall have been cured or waived pursuant to Section 7.04). On such 90th day (or earlier, if such Reporting Default is cured or waived pursuant to Section 7.04 prior to such 90th day), such Additional Interest will cease to accrue and shall become due and payable and, if such Reporting Default has not been cured or waived pursuant to Section 7.04 prior to such 90th day, then the Trustee or the Holders of not less than 25% in Original Principal Amount of the Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.
If the Company elects to pay the Additional Interest in accordance with this Section 7.01, the Company shall notify, in the manner provided for in Section 12.02, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Reporting Default first occurs. If the Additional Interest is payable under this Section 7.01, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating the date on which the Additional Interest is payable. Unless and until a Responsible Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Additional Interest has been paid by the Company directly to the Persons entitled to such fee, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 7.02.    Acceleration.
(f)    In the case of an Event of Default specified in clause (x) or (xi) of Section 7.01 hereof with respect to the Company, all Outstanding Notes will become due and payable immediately without further action or notice by the Trustee or any Holder. Subject to Section 7.01, if any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Original Principal Amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(g)    Notwithstanding the foregoing, if an Event of Default specified in clause (viii) of Section 7.01 occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (viii) of Section 7.01 shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes or nonpayment of the conversion obligation set forth in Section 6.02, in either case that became due and payable solely because of the acceleration of the Notes, have been cured or waived.
(h)    At any time after a declaration of acceleration with respect to the Notes as described in this Section 7.02, the Holders of a majority in aggregate Original Principal Amount of the Outstanding Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest and nonpayment of the conversion obligation set forth in Section 6.02 that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances (including, but not limited to, reasonable attorneys’ fees and expenses). No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 7.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 7.04.    Waiver of Past Defaults.
Holders of not less than a majority in aggregate Original Principal Amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences hereunder, except a continuing Default in:
(h)    the payment of the Accreted Principal Amount of, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate Original Principal Amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with Section 7.02;
(i)    the conversion of any Note into shares of Common Stock or cash, if any, in payment of fractional shares or amounts in lieu of any Additional Shares in accordance with the provisions of such Note and this Indenture; or
(j)    compliance with any of the provisions of this Indenture that would require the consent of the Holder of each Outstanding Note affected thereby.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05.    Control by Majority.
Holders of a majority in aggregate Original Principal Amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 7.06.    Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(a)    such Holder gives to the Trustee written notice that an Event of Default is continuing;
(b)    Holders of at least 25% in aggregate Original Principal Amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy as Trustee;
(c)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(e)    during such 60-day period, Holders of a majority in aggregate Original Principal Amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 7.07.    Rights of Holders of Notes to Receive Payment or Effect Conversion.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert Notes in accordance with Article VI of this Indenture, shall not be impaired or affected without the consent of such Holder.
Section 7.08.    Collection Suit by Trustee.
If an Event of Default specified in Section 7.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, and to enforce such judgment and collect the moneys adjudicated or decreed to be payable, for the whole amount of principal of and interest remaining unpaid on the Notes, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 7.09.    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each

Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.10.    Priorities.
If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
First: to the Trustee (or any predecessor Trustee), its agents and attorneys for amounts due under Section 8.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
Third: to the Company or such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10. If a record date is fixed, the Trustee shall send, by first class mail, electronically or by any other means approved by the Trustee to the Holders of the Notes of record a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to this Section 7.10, (2) the relevant Default and the circumstances giving rise to the collection of money pursuant to this Section 7.10, (3) the payment date and (4) the amount of such payment per $1,000 of Notes.
Section 7.11.    Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.06 hereof, or a suit by Holders of more than 10% in aggregate Accreted Principal Amount of the then Outstanding Notes.
ARTICLE 8
TRUSTEE
Section 8.01.    Duties of Trustee.
(i)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, to the extent permitted by the TIA, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.
(j)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, directions, notices or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, directions, notices or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(k)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(ix)    this paragraph does not limit the effect of paragraph (b) of this Section;
(x)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(xi)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.
(l)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(m)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(n)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(o)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.
(p)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
Section 8.02.    Rights of Trustee.
(c)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(d)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(e)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(f)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(g)    The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel appointed with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(h)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(i)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default except, (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 7.01(i), 7.01(ii), 7.01(iv) or 7.01(vi) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. The term “actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.
(j)    Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
(k)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(m)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
Section 8.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Conversion Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the

Trustee acquires any conflicting interest (as such term is defined in § 310(b) of the TIA) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign as Trustee hereunder.
Section 8.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.
Section 8.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived.
Except in the case of a Default or Event of Default in payment of principal of, or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of registered Holders.
Section 8.06.    Reports by Trustee to Holders. As promptly as practicable after each March 1 beginning with the March 1 following the date of this Indenture, and in any event prior to September 1 in each year, the Trustee shall mail to each Holder a brief report dated as of such March 1 that complies with TIA § 313(a), if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).
A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof
Section 8.07.    Compensation and Indemnity. The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for all services rendered by it hereunder as shall be agreed by the Company and the Trustee in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes, if any (other than taxes based upon, determined by or measured by the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the termination of this Indenture. To secure the obligations of the Company to the Trustee under this Section 8.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(x) or (xi) occurs, such expenses and compensation for services are intended to constitute expenses of administration under Bankruptcy Law.

Section 8.08.    Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Original Principal Amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and the Company may appoint a successor Trustee. The Company shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 8.10;
(ii)    the Trustee is adjudged bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Company or by the Holders of a majority in Original Principal Amount of the Notes and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in aggregate Original Principal Amount of the Notes may appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of its charges hereunder promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of any fees and expenses due and owing to it hereunder.
If the Company has not appointed a successor Trustee within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in Original Principal Amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 8.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
Section 8.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Section 8.10.    Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA §§ 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in the Borough of Manhattan in New York City, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this

Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being Trustee under (x) the indenture dated as of April 10, 2006 between the Company and the Trustee and (y) the indenture dated as of June 11, 2007 between the Company and the Trustee.
Section 8.11.    Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
Section 9.01.    Satisfaction and Discharge of Indenture. When (a) the Company delivers to the Trustee all Outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) for cancellation or (b) all Outstanding Notes have become due and payable and the Company deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, whether at the Stated Maturity or any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or shares of Common Stock (or Reference Property) and cash, as applicable under this Indenture, sufficient to pay all amounts due and owing on all Outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.
Section 9.02.    Application of Funds or Securities Deposited for Payment of Notes. All moneys or securities deposited with the Trustee, Paying Agent or Conversion Agent, as applicable, shall be held in trust and applied by it to the payment, either directly or through any Paying Agent or Conversion Agent (other than the Company or any Subsidiary thereof, as applicable), to the Holders of the Notes for the payment of which such moneys or securities have been deposited, of all sums due and to become due thereon, but such money need not be segregated from other funds or securities except to the extent required by law.
Section 9.03.    Repayment by Trustee, Paying Agent or Conversion Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys or securities then held by any Paying Agent or Conversion Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent or Conversion Agent shall be released from all further liability with respect to such moneys or securities.
Any moneys or securities deposited with or paid to the Trustee, Paying Agent or Conversion Agent, as applicable, for the payment of any amount on the Notes and not applied but remaining unclaimed for two years after the date upon which such amount shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee, Paying Agent or Conversion Agent, as applicable, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee, Paying Agent or Conversion Agent with respect to such moneys or securities shall thereupon cease; provided, however, that the Trustee, Paying Agent or Conversion Agent, before being required to make any such repayment with respect to moneys or securities deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note Register notice that such moneys or securities remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money or securities then remaining will be repaid to the Company.
ARTICLE 10
SUPPLEMENTAL INDENTURES AND AMENDMENTS
Section 10.01.    Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:
(k)    to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any Holder in any material respect;
(l)    to provide for the assumption of the Company’s obligations under this Indenture and the Notes in accordance with Article 4;
(m)    to effect the qualification of the Indenture under the TIA and comply with the requirements of the Commission to effect such qualification;
(n)    to secure the Notes or to provide guarantees of the Notes;
(o)    to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under this Indenture;
(p)    to add Events of Default with respect to the Notes;
(q)    to make any change that does not adversely affect any Outstanding Notes in any material respect;
(r)    to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder; or
(s)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.
Section 10.02.    With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate Original Principal Amount of the Outstanding Notes (including, without limitation, Additional Notes, if any) delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:
(c)    change the Stated Maturity on any Note;
(d)    reduce the Accreted Principal Amount or Original Principal Amount of or interest on any Note payable at Stated Maturity or upon repurchase;
(e)    impair the Holder’s right to institute suit for the enforcement of any payment on the Notes;
(f)    [Reserved];

(g)    modify the provisions with respect to a Holder’s rights to require the Company to repurchase Notes upon a Fundamental Change in a manner adverse to the Holders of the Notes, including the Company’s obligations to repurchase the Notes following a Fundamental Change;
(h)    adversely affect the rights of Holders under the conversion provisions of the Notes;
(i)    change the place or currency of payment of principal of or interest on any Note;
(j)    make any change in the percentage of Original Principal Amount of Notes necessary to waive compliance with provisions of this Indenture;
(k)    make any change to this Section 10.02 or Section 10.03 (other than to increase the percentage in Original Principal Amount required for modification or waiver or to provide for consent of each affected Holder of Notes);
(l)    waive a Default or Event of Default in the payment of principal or interest on the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in Section 7.02(b) of this Indenture and a waiver of the payment default that resulted from such acceleration); or
(m)    modify the ranking or priority of any Note in any manner adverse to the Holders of the Notes.
Upon the written request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.
It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such act shall approve the substance thereof.
Section 10.03.    Execution of Supplemental Indentures, Agreements and Waivers. In executing, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of this Indenture, the Trustee shall be provided with, and (subject to Section 8.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture; (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, or any Subsidiary of the Company; and (c) that all conditions precedent in this Indenture relating to such Supplemental Indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture, the Notes or otherwise.
Section 10.04.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture, the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 10.05.    [Reserved].
Section 10.06.    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of

Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, at the expense of the Company, upon a Company Order in exchange for Outstanding Notes.
Section 10.07.    Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 10.02 shall become effective upon receipt by the Trustee of the requisite number of written consents.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
Section 10.08.    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee, at the expense of the Company, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
ARTICLE 11
OFFER TO REPURCHASE UPON A FUNDAMENTAL CHANGE
Section 11.01.    Purchase of Notes at Option of Holder Upon a Fundamental Change.

(n)    Subject to Section 11.04 hereof, upon the occurrence of a Fundamental Change at any time prior to Stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days (subject to extension to comply with applicable law) after the Company sends the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, at a price equal to 100% of the aggregate Accreted Principal Amount thereof plus accrued and unpaid interest on the Original Principal Amount of those Notes, to but not including the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest on the Original Principal Amount payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Original Principal Amount of the Notes submitted for repurchase shall be equal to $2,000 or an integral multiple of $1,000 in excess thereof and the Original Principal Amount of such Notes to remain Outstanding, if any, shall be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
(o)    Notwithstanding anything contained herein to the contrary, Holders of the Notes will not have the right to require the Company to repurchase any Notes pursuant to the occurrence of any of the events identified in clauses (2) or (3) of the definition of Fundamental Change (and the Company will not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if at least 90% of the consideration paid for the

Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a Fundamental Change under clause (2) or clause (3) of the definition of Fundamental Change consists of shares of common stock traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The New York Stock Exchange or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of such Fundamental Change, the Notes become convertible into such shares of such common stock.
(p)    At least 20 Business Days prior to the anticipated effective date of a Fundamental Change (or if the Company does not have actual notice of a Fundamental Change 20 Business Days prior to the effective date, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders of the Notes, the Trustee, the Paying Agent, the Registrar and the Conversion Agent a written notice (the “Fundamental Change Notice”) stating:
(i)    if applicable, whether the Company will adjust the Conversion Rate pursuant to Section 6.05(e) hereof;
(ii)    the anticipated effective date of the Fundamental Change; and
(iii)    whether the Company expects that Holders will have the right to require the Company to repurchase their Notes as described in this Article 11.
Section 11.02.    Fundamental Change Repurchase Right Notice. On or before the 20th Trading Day after the effective date of a Fundamental Change, the Company will provide to all Holders of the Notes and the Trustee, the Paying Agent, the Registrar and the Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”). Each Fundamental Change Repurchase Right Notice shall state:
(ii)    the events causing the Fundamental Change;
(iii)    if the Company is required to adjust the Conversion Rate and related conversion obligation as described in Section 6.05(e) hereof pursuant to a Make-whole Fundamental Change, the Conversion Rate, any adjustments to the Conversion Rate and whether the Company shall deliver cash in lieu of the Additional Shares as described in Section 6.05(e);
(iv)    the effective date, if applicable;
(v)    the last date on which a Holder may exercise such repurchase right;
(vi)    the Fundamental Change Repurchase Price per $1,000 Original Principal Amount of Notes;
(vii)    the Fundamental Change Repurchase Date;
(viii)    the name and address of the Paying Agent and the Conversion Agent;
(ix)    that the Notes with respect to which the Fundamental Change Repurchase Right Notice has been given may be converted only if the Holder thereof withdraws any Fundamental Change Repurchase Notice previously delivered by such Holder in accordance with the terms of this Indenture; and
(x)    the procedures that Holders must follow to require the Company to repurchase their Notes.

Section 11.03.    Fundamental Change Repurchase Notice. To exercise its right specified in Section 11.01, a Holder must deliver, before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, the Notes to be repurchased, together with a repurchase notice (a “Fundamental Change Repurchase Notice”) duly completed in accordance with the requirements below, to the Paying Agent. The Fundamental Change Repurchase Notice must state:
(xviii)    if such Holder holds Definitive Notes, the certificate numbers of the Notes which the Holder will deliver for repurchase;
(xix)    the portion of the Original Principal Amount of the Notes which the Holder will deliver to be repurchased, which portion must be in an Original Principal Amount of $2,000 or an integral multiple of $1,000 in excess thereof; and
(xx)    that such Notes are to be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.
If the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.
To receive payment of the Fundamental Change Repurchase Price, Holders must either effect book-entry transfer of beneficial interests in a Global Note in accordance with the Applicable Procedures or deliver the Definitive Notes, together with necessary endorsement, to office of the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice. Holders will receive payment of the Fundamental Change Repurchase Price, subject to the Paying Agent holding money or securities sufficient to make such payment on the Fundamental Change Repurchase Date, promptly following the later of (a) the Fundamental Change Repurchase Date and (b) the time of book-entry transfer or the delivery of the Notes by the Holder thereof in the manner required by Section 11.03; provided, however, that such payment shall be so paid pursuant to this Article 11 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
Section 11.04.    Effect of Purchase of Notes Upon a Fundamental Change. Unless the Company defaults in the payment for the Notes to be repurchased pursuant to this Article 11, if the Payment Agent, other than the Company or a Subsidiary thereof, holds money or securities sufficient to pay the Fundamental Change Repurchase Price of such Notes on the Fundamental Change Repurchase Date, then such Notes will cease to be Outstanding and interest, if any, shall cease to accrue, and the Accreted Principal Amount shall cease to accrete, on the Notes or portions thereof delivered for repurchase, in each case on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes is made and whether or not the Notes are delivered to the Paying Agent) and all other rights of the Holders of the Notes to be repurchased pursuant to this Article 11 shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes).
Section 11.05.    Covenant to Comply with Securities Laws Upon Purchase of Notes. The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act, file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and otherwise comply with all applicable federal and state securities laws in connection with the repurchase of the Notes by the Company upon a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Article 11 by virtue of such conflict.
Section 11.06.    Covenants of Company and Paying Agent Upon Purchase of Notes. On or before the Fundamental Change Repurchase Date, the Company will, to the extent lawful:
(i)    accept for payment all Notes or portions thereof properly tendered;

(ii)    deposit with the Paying Agent an amount equal to the payment in respect of all Notes or portions of Notes properly tendered; and
(iii)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate Original Principal Amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Article 11.
The Paying Agent will promptly mail to each Holder of Notes properly tendered the payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in Original Principal Amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in an Original Principal Amount of $2,000 and integral multiples of $1,000 in excess thereof.
Section 11.07.    Withdrawal of Fundamental Change Repurchase Notice and Effect Thereof. Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 6 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in this Section 11.07. Notwithstanding anything contained herein to the contrary, any Holder that has delivered to the Paying Agent the Fundamental Change Repurchase Notice contemplated by Section 11.03 hereof shall have the right to withdraw such Fundamental Change Repurchase Notice, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the second Business Day immediately prior to the Fundamental Change Repurchase Date, specifying:
(iii)    the Original Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted;
(iv)    if Definitive Notes have been issued, the certificate numbers of the Definitive Notes with respect to which such notice of withdrawal is being submitted; and
(v)    the Original Principal Amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice.
If the Notes with respect to which the notice of withdrawal is being submitted are not in certificated form, the notice of withdrawal must comply with the Applicable Procedures.
Section 11.08.    Covenants of Trustee Upon Purchase of Notes. The Trustee shall be under no obligation to ascertain the occurrence of a Fundamental Change or to give notice to the Holders with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Fundamental Change has occurred.
ARTICLE 12
MISCELLANEOUS
Section 12.01.    Purchase of Notes in Open Market. The Company shall have the right, to the extent permitted by law, at any time, and from time to time, to purchase the Notes at any price or prices in the open market or otherwise.
Section 12.02.    Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
If to the Company:
Ciena Corporation
7035 Ridge Road

Hanover, MD 21076
Attn: Chief Financial Officer
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
at 525 William Penn Place, 38th Fl.,
Pittsburgh, PA 15259
Attn: Corporate Trust Administration
The Company on one hand or the Trustee on the other hand by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed. Notices shall be deemed to have been given as of the date of mailing.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 12.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with TIA § 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with.
Section 12.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(k)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(l)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(m)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(n)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or such other certificates of Officer(s) as it may deem appropriate and on certificates of public officials.

Section 12.06.    When Notes Disregarded. In determining whether the Holders of the required Original Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.
Section 12.07.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 12.08.    Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 12.09.    No Recourse Against Others. No recourse for the payment of the principal of, or interest on any Note and no recourse under or upon any obligation, covenant, agreement of the Company or of a guarantor in this Indenture, the Notes, or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of this Indenture and the issue of the Notes.
Section 12.10.    Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 12.11.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
Section 12.12.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their control, including, without limitation, strikes, work stoppages other than of the Trustee, respectively, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Company or Trustee, as applicable, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.13.    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.
Section 12.14.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.
CIENA CORPORATION

By:	/S/ James E. Moylan, Jr.
Name:    James E. Moylan, Jr.
Title:    Sr. Vice President, Chief Financial Officer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/S/ Lawrence Dillard
Name:    Lawrence Dillard
Title:    Vice President

S-1

Exhibit A
[FORM OF FACE OF SECURITY]
CUSIP/ISIN [ ]/[ ]
4.0% Convertible Senior Notes due 2020

No. $
Ciena Corporation
promises to pay to
or registered assigns,
the Accreted Principal Amount
on December 15, 2020
Interest Payment Dates: June 15 and December 15
Regular Record Dates: June 1 and December 1
Dated: , 2012

Ciena Corporation

By:	Name: Title:
This is one of the Notes referred to in the
within-mentioned Indenture:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	Authorized Signatory

[INCLUDE IF A GLOBAL NOTE]
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
[INCLUDE IF A RESTRICTED SECURITY]
[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

[Back of Note]
4.0% Convertible Senior Notes due 2020
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) Accretion and Interest. Pursuant to Section 2.12 of the Indenture, principal shall accrete on the principal amount of this Note, compounded semi-annually, at a rate equal to 1.85% per annum. The Accreted Principal Amount per $1,000 Original Principal Amount is set forth on Annex I attached hereto. Ciena Corporation, a Delaware corporation (the “Company”), promises to pay interest on the Original Principal Amount of this Note at 4.0% per annum from December 27, 2012 until Stated Maturity. The Company will pay interest in respect of the Original Principal Amount semi-annually in arrears on June 15 and December 15 of each year (subject to limited exceptions if the Note is converted or purchased prior to such date), or if any such day is not a Business Day, on the immediately following Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue on the Original Principal Amount from the most recent date to which interest has been paid or, if no interest has been paid, from December 27, 2012; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest shall accrue on the Original Principal Amount from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2013. The Company will pay interest on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All references to “interest” in this Note are deemed to include Additional Interest, if any, payable pursuant to Section 7.01 of the Indenture, as applicable.
(2) Method of payment. The Company will pay interest in respect of the Original Principal Amount on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 next preceding the Interest Payment Date (each a “Regular Record Date”), even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date. The Notes will be payable as to principal, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, such payments may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided that the Notes represented by a Global Note will be paid by wire transfer of immediately available funds to the accounts specified by the Depositary in accordance with the settlement procedures of the Depositary, and all other Notes with an aggregate Original Principal Amount in excess of $2 million will be paid by wire transfer of immediately available funds if the Holders have provided wire transfer instructions at least 10 Business Days prior to the payment date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) Paying agent, registrar and conversion agent. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4) Indenture. The Company issued the Notes under the Indenture dated as of December 27, 2012 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by specific reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.
(5) [Reserved].

(6) Repurchase at the option of holder upon a fundamental change. Upon the occurrence of a Fundamental Change at any time prior to Stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days after the mailing of the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, at a price equal to 100% of the aggregate Accreted Principal Amount thereof plus accrued and unpaid interest on the Original Principal Amount, to but not including the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest on the Original Principal Amount payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 20 Business Days prior to the anticipated effective date of a Fundamental Change (or if the Company does not have actual notice of a Fundamental Change 20 Business Days prior to the effective date, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders, the Trustee, the Paying Agent, the Registrar and the Conversion Agent a Fundamental Change Notice as required by the Indenture. On or before the 20th Trading Day after the effective date of a Fundamental Change, the Company will provide to all Holders, the Trustee, the Paying Agent, the Registrar and Conversion Agent a Fundamental Change Repurchase Right Notice.
(7) Conversion. At any time prior to the close of business on the date of Stated Maturity, Holders of the Notes may surrender any portion of the Original Principal Amount of any Note that is an integral multiple of $1,000 for conversion (provided that the Original Principal Amount of such Note to remain Outstanding after such conversion is equal to $2,000 or any integral multiple of $1,000 in excess thereof) into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion. The Company may elect to optionally convert the Notes in whole or in part at any time if the Volume Weighted Average Price of the Common Stock has equaled or exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, ending within five Trading Days prior to the date of the Issuer’s Conversion Notice, upon the terms and conditions set forth in Section 6.11 of the Indenture.
(8) Denominations, transfer, exchange. The Notes are in registered form without coupons in denominations of $2,000 and an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a Regular Record Date and the corresponding Interest Payment Date.
(9) Persons deemed owners. The registered Holder of a Note may be treated as its owner for all purposes.
(10) Amendment, supplement and waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Original Principal Amount of the then Outstanding Notes, including Additional Notes, if any, and any existing Default or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate Original Principal Amount of the then Outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any Holder in any material respect, to provide for a successor Trustee under the Indenture, to provide for the assumption of the Company’s obligations under the Indenture or the Notes in accordance with the provisions in the Indenture, to effect the qualification of the Indenture under the TIA and comply with the requirements of the Commission to effect such qualification, to secure the Notes or provide guarantees of the Notes, to provide for the issuance of Additional Notes, to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under the Indenture, to add Events of Default with respect to the Notes, to make any change that does not adversely affect any Outstanding Notes in any material respect, or to evidence and provide for the acceptance of the appointment of a successor Trustee under the Indenture.
(11) Trustee dealings with company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(12) No recourse against others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
(13) Open market purchases. The Company may, to the extent permitted by applicable law, at any time, and from time to time, purchase Notes at any price in the open market or otherwise.
(14) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.
(15) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(16) CUSIP numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.
(17) Governing law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint	to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of exchange	Amount of decrease in Original Principal Amount of this Global Note	Amount of increase in Original Principal Amount of this Global Note	Original Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

ANNEX I
The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Notes as of the specified dates during the period from the Closing Date through the Stated Maturity.

Date	Accreted Principal Amount
December 27, 2012	$1,000.00
June 15, 2013	$1,008.63
December 15, 2013	$1,017.96
June 15, 2014	$1,027.38
December 15, 2014	$1,036.88
June 15, 2015	$1,046.47
December 15, 2015	$1,056.15
June 15, 2016	$1,065.92
December 15, 2016	$1,075.78
June 15, 2017	$1,085.73
December 15, 2017	$1,095.77
June 15, 2018	$1,105.91
December 15, 2018	$1,116.14
June 15, 2019	$1,126.46
December 15, 2019	$1,136.88
June 15, 2020	$1,147.40
December 15, 2020	$1,158.01

The Accreted Principal Amount for Notes between the dates listed above will include an amount reflecting the principal that has accreted as of such date since the immediately preceding date in the table at an accretion rate of 1.85% per annum.

Exhibit B
FORM OF CONVERSION NOTICE
Ciena Corporation
The Bank of New York Mellon Trust Company, N.A.

Re:	4.0% Convertible Senior Notes due 2020 CONVERSION NOTICE (CUSIP [ ])
Reference is hereby made to the Indenture, dated as of December 27, 2012 (the “Indenture”), between Ciena Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________________ (the “Owner”) owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the Original Principal Amount of $ in such Note[s] or interests (the “Conversion”) pursuant to Article 6 of the Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, he/she hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the Original Principal Amount designated above into the number of shares of Common Stock of the Company equal to (x) the aggregate Original Principal Amount of Notes to be converted divided by 1,000 multiplied by (y) the Conversion Rate in effect on the Conversion Date. The Owner directs that such shares, together with a check in payment for any fractional shares or amount in lieu of any Additional Shares and any Notes representing any unconverted Original Principal Amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)

B-1

If shares of Common Stock or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)
Social Security or other Identification Number,
if any.
[Signature Guaranteed]
If only a portion of a Definitive Note is to be converted, please indicate:
1. Original Principal Amount to be converted: $
2. Original Principal Amount and denomination of Notes representing unpurchased Original Principal Amount to be issued:
Amount: $        Denominations: $
($2,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such Original Principal Amount is $2,000 or any integral multiple of $1,000 in excess thereof.)

B-2

Exhibit C
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Paying Agent
The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Ciena Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase for cash, at a price equal to 100% of the aggregate Accreted Principal Amount thereof plus accrued and unpaid interest on the Original Principal Amount, to but not including the Fundamental Change Repurchase Date to the registered holder hereof; provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest on the Original Principal Amount payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Certificate numbers of the Notes (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:

C-1

SCHEDULE I

The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Notes as of the specified dates during the period from the Closing Date through the Stated Maturity.

Date	Accreted Principal Amount
December 27, 2012	$1,000.00
June 15, 2013	$1,008.63
December 15, 2013	$1,017.96
June 15, 2014	$1,027.38
December 15, 2014	$1,036.88
June 15, 2015	$1,046.47
December 15, 2015	$1,056.15
June 15, 2016	$1,065.92
December 15, 2016	$1,075.78
June 15, 2017	$1,085.73
December 15, 2017	$1,095.77
June 15, 2018	$1,105.91
December 15, 2018	$1,116.14
June 15, 2019	$1,126.46
December 15, 2019	$1,136.88
June 15, 2020	$1,147.40
December 15, 2020	$1,158.01

The Accreted Principal Amount for Notes between the dates listed above will include an amount reflecting the principal that has accreted as of such date since the immediately preceding date in the table at an accretion rate of 1.85% per annum.

C-1